EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S–8 (No. 333–118707) of eCOST.com, Inc. of our report dated March 28th, 2005 relating to the financial statements and financial statement schedule, which appear in this Form 10–K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 31, 2005